Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-19-19

THE GEO GROUP PUBLISHES FIRST-EVER HUMAN RIGHTS AND ESG REPORT

Boca Raton, Fla. – September 26, 2019 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) published today the company’s first-ever Human Rights and Environmental, Social & Governance (ESG) report.

The report builds on GEO’s Global Human Rights Policy, adopted in 2013, by providing disclosures on how GEO informs its employees of the company’s long-standing commitment to respecting human rights; the criteria GEO uses to assess human rights performance; and GEO’s contract compliance program, remedies to shortcomings in human rights performance, and independent verification of the company’s performance by third party organizations.

The 77-page publication also addresses criteria, based on recognized ESG reporting standards, related to the development of GEO’s employees; the company’s efforts to advance environmental sustainability in the construction and operation of its facilities; and GEO’s adherence to ethical governance practices.

In its first ESG report, GEO further highlights the continued expansion of the GEO Continuum of Care (CoC) program, which was first piloted by the company in 2015. This industry-leading program received the ‘Innovation in Corrections’ award from the American Correctional Association in 2018.

The CoC program integrates enhanced offender rehabilitation, including cognitive behavioral treatment, with post-release support services to address basic community needs of released individuals, including housing, transportation, food, clothing, and job placement assistance. As of 2019, the CoC program has been implemented at 18 state correctional facilities and two federal facilities managed by GEO. By the end of 2020, GEO expects to have implemented the CoC program at 23 GEO-managed facilities.

2018 GEO Continuum of Care program milestones

•	Completed more than 6.7 million hours of rehabilitation programming

•	Averaged approximately 13,000 daily participants in academic programs

•	Awarded 2,779 GEDs and high school equivalency degrees

•	Averaged more than 32,000 daily participants in vocational training programs

•	Awarded 9,131 vocational training certifications

•	Averaged approximately 18,000 daily participants in substance abuse treatment programs

•	Awarded 8,842 substance abuse treatment program completions

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	1-866-301-4436

NEWS RELEASE

George C. Zoley, GEO’s Chairman, Chief Executive Officer and Founder, said: “For more than 30 years, GEO has been a trusted service provider to federal, state, and local government agencies in the United States. Our three-decade long journey has been driven by the daily pursuit of operational excellence across all our diversified service lines. We recognize that achieving excellence on a consistent basis requires frequent introspection and a commitment to taking steps to promote continuous improvement.

“The publication of our first-ever Human Rights and ESG report is another important step in our company’s commitment to continuous improvement. We recognize the interest from our stakeholders in learning more about our company, and we welcome the opportunity to engage constructively with them, as we further refine our Human Rights and ESG reporting in the future,” Zoley added.

A copy of GEO’s Human Rights and ESG report can be found at www.geogroup.com and www.wearegeo.com.

About The GEO Group

The GEO Group (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced offender rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 133 facilities totaling approximately 97,000 beds, including projects under development, with a growing workforce of approximately 23,000 professionals.

Forward-Looking Statements

This press release and GEO’s Human Rights and ESG report contains certain forward-looking statements based on GEO’s management’s current assumptions and expectations, including statements regarding GEO’s goals, commitments, programs and other business plans, initiatives and objectives. These statements are typically accompanied by the words “expect,” “may,” “could,” “hope,” “believe,” “would,” “might,” “estimate,” “anticipate,” “plan,” “aspire” or similar words. All such statements are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended. Although GEO believes there is a reasonable basis for the forward-looking statements made in the report, GEO’s actual future results, including the achievement of targets, goals or commitments, could differ materially from the projected results as the result of changes in circumstances, assumptions not being realized, or other risks, uncertainties and factors. Such risks, uncertainties and factors include the risk factors discussed in Item 1A of GEO’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and GEO’s subsequent Quarterly Reports on Form 10-Q, as well as, with respect to GEO’s goals and commitments outlined in the report or elsewhere, the challenges, assumptions, risks, uncertainties and other factors identified in the report. You should consider the forward-looking statements in this press release and the report in conjunction with GEO’s Annual Report on Form 10-K and GEO’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. The forward-looking statements in the report are made as of the date of the report, unless otherwise indicated, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Contact:	Pablo E. Paez Executive Vice President, Corporate Relations	1-866-301-4436